Exhibit 21.1

INERGY, L.P.

Subsidiaries of the Registrant

Name	Jurisdiction of Formation
Central New York Oil And Gas Company, L.L.C.	New York
Inergy Acquisition Company, LLC	Delaware
Inergy Canada Company	Canada
Inergy Finance Corp.	Delaware
Inergy Gas Marketing, LLC	Delaware
Inergy Propane, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Stagecoach II, LLC	Delaware
Inergy Storage, Inc.	Delaware
Inergy Transportation, LLC	Delaware
L & L Transportation, LLC	Delaware
Stellar Propane Service, LLC	Delaware

Certain subsidiaries of Inergy, L.P. do business under the following names:
Arrow Gas
Bastrop Propane
Bayless Gas
Best Butane Co.
Blue Flame Gas
Bradley Propane
Burnet Propane
Burnwell Propane
Centex Butane Co
Choctaw Propane
Coleman Propane
Country Gas
Deck’s Propane
DiFeo Oil & Propane
Direct Propane
Dobbins Propane
Dorsey Propane Gas Company

Name
East Side Hoosier Propane
Farmer LP Gas Co.
Frankston Reliance Gas Co.
Gas Tec
Gaylord Gas
Gilbert Gas Co.
Gilmer Butane Gas & Electric
Great Lakes Propane
H&S Gas
H. John Davis
Hall Propane Co.
Hancock Gas Service
Harper/Shelby LP Gas
Highland Propane Company
Hoosier Propane
Independent Gas Co.
Independent Propane Co.
Inergy Services
Ira Wyman Fuels
Kissimmee St. Cloud Gas
Knowles LP Gas
Lagasco Propane
Live Oak Gas Co.
Maingas
Maingas Service and Appliance
Marshall Propane
McBride Oil and Propane
McCracken Propane
Merle Oil

Name
Mid-Hudson Valley Propane
Midtex LP Gas
Modern Gas
Moulton Gas Service
Mount Vernon Bottled Gas
Nelson Propane
Northwest Energy
Northwest Propane
Ohio Gas
Ottawa Gas
Pearl Gas
Penny’s Propane Co.
Petersen Propane Company
Petosky Propane
Plum Creek Propane
Progas
Progas Propane
Pro-Gas Sales & Service Company
Propane Gas Service Co.
Propane Sales
Pulver Gas
Quality Propane
Reliance Gas Co.
Robbins Propane
Rosado Propane
Rural Natural Gas
Saam Propane
Sarpol Gas
Shade Propane
Shelby LP Gas
Silgas
Southeast Propane
Spe-D-Gas Company

Name
Steffen Oil
Steinheiser Propane
Sullivan County Gas Service
Sullivan County Propane
Tarkington Propane Inc.
Taylor Propane Gas Co.
Tru-Gas
Willis Propane